UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

J.Jill, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4 Batterymarch Park

Quincy Massachusetts,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2022

To the Stockholders of J.Jill, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of J.Jill, Inc. (the “Company,” “J.Jill” or “we”) is to be held on Thursday, June 2, 2022 at 8:00 AM Eastern, to be held online at https://web.lumiagm.com/298043967 (the “Annual Meeting of Stockholders”). The meeting is called for the following purposes:

1.    To elect three directors to our Board of Directors (the “Board of Directors”), to serve as Class II directors for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2025 and until such director’s successor has been duly elected and qualified;

2    To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the current fiscal year ending January 28, 2023; and

3.    To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

If you were a stockholder of record of J.Jill, Inc. common stock as of the close of business on April 5, 2022, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof, provided that our Board of Directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at our principal executive offices in Quincy, Massachusetts during ordinary business hours or on a reasonably accessible electronic network as provided by applicable law in the 10-day period preceding the meeting for any purposes related to the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2021 Annual Report (including our Annual Report on Form 10-K for the year ended January 29, 2022) to stockholders via the Internet. On or about April 15, 2022, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2021 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the meeting, which will be conducted in a virtual-only format via a live audio webcast due to continuing concerns regarding the COVID-19 pandemic. We believe that this virtual format prioritizes the health and wellbeing of our stockholders, directors and employees amid continuing public health concerns related to the COVID-19 pandemic. In order to be admitted to the virtual meeting website, you will need the 11-digit control number that accompany your proxy materials and type the password “jjill2022” to log in to the meeting. The meeting will begin promptly at 8:00 AM Eastern. We encourage you to access the meeting 15 minutes prior to the start time (at 7:45 AM Eastern) allowing ample time to log in to the meeting webcast and test your computer audio system.

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Whether or not you expect to attend, our Board of Directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of J.Jill, Inc.,
Claire Spofford Chief Executive Officer, President and Director
Quincy, Massachusetts
Dated: April 15, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 2, 2022 VIA AUDIO WEBCAST ONLY: J.Jill, Inc.’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 29, 2022 are also available at www.astproxyportal.com/ast/JJill.

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J.JILL, INC.

Proxy Statement

for the

Annual Meeting of Stockholders

To Be Held June 2, 2022

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J.JILL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2022

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting of Stockholders or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held on Thursday, June 2, 2022 at 8:00 AM Eastern, to be held online at https://web.lumiagm.com/298043967. Only stockholders of record at the close of business on April 5, 2022 are entitled to notice of and to vote at our Annual Meeting of Stockholders (the “Annual Meeting”).

To help protect the health and safety of associates, stockholders and the communities we serve in light of the COVID-19 pandemic, the Annual Meeting will be conducted in a virtual-only format via live audio webcast. Stockholders who attend the Annual Meeting will have an opportunity to vote and to submit written questions electronically at the meeting. Stockholders can attend the Annual Meeting by visiting https://web.lumiagm.com/298043967. In order to be admitted to the virtual meeting website, you will need to use the unique 11-digit control number previously provided with proxy materials and type the password “jjill2022” to log in to the meeting. The meeting will begin promptly at 8:00 AM Eastern. We encourage you to access the meeting 15 minutes prior to the start time, allowing ample time to log in to the meeting webcast and test your computer audio system. If you encounter any difficulty accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

In accordance with the rules of the Securities and Exchange Commission, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2021 Annual Report to Stockholders, including financial statements, and a Proxy Card for the Annual Meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on April 15, 2022. We mailed a Notice of Internet Availability of Proxy Materials on or about April 15, 2022 to our stockholders of record and beneficial owners as of April 5, 2022, the record date for the Annual Meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Annual Meeting.

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING

Q:    Why am I receiving these proxy materials?

A:    We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting. This Proxy Statement includes information that we are required to provide under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on their Proxy Card. If a Proxy Card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of our Board of Directors set forth in this Proxy Statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share, cannot be voted at the Annual Meeting unless the holder attends the Annual Meeting or is represented by proxy.

Q:    Who may vote at the Annual Meeting?

A:    Our Board of Directors set April 5, 2022 as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 5, 2022, you may attend and vote at the Annual Meeting. On all matters to be voted on, each stockholder is entitled to one vote for each share of common stock held by such stockholder. As of April 5, 2022, there were 10,083,969 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:    How do I attend the Annual Meeting?

A:    The Annual Meeting will begin promptly at 8:00 AM Eastern. Online check-in will begin 15 minutes prior to the start of the Annual Meeting to allow ample time to log in to the meeting webcast and test your computer audio system.

You may attend the Annual meeting and vote your shares by visiting https://web.lumiagm.com/298043967. In order to be admitted to the virtual meeting website, you will need to use the unique 11-digit control number previously provided with proxy materials and type the password “jjill2022” to log in to the meeting.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote electronically at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.

Q:    What is the quorum requirement for the Annual Meeting?

A:    A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

•	Are present virtually and entitled to vote electronically at the Annual Meeting; or

•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are attending the Annual Meeting or represented by proxy, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each of the proposals listed in this Proxy Statement identifies the votes needed to approve the proposed action.

Q:    What proposals will be voted on at the Annual Meeting?

A:    The three proposals to be voted on at the Annual Meeting are as follows:

1.    To elect three directors to our Board of Directors, to serve as Class II directors for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2025 and until such director’s successor has been duly elected and qualified; and

2.    To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 28, 2023.

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.

Q:    What is the vote required for each proposal and what are my voting choices?

A:    With respect to Proposal 1, the election of directors, you may vote FOR or WITHHOLD. A plurality of the votes cast is required to be elected as a director. A “plurality of the votes cast” means that the three director nominees that receive the most number of votes cast “FOR” will be elected. If you WITHHOLD from voting on Proposal 1, the withheld vote will have no effect on the outcome of the vote (only because the outcome is determined by the number of affirmative votes for each director).

With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN, and the vote required is the affirmative vote of a majority of the shares entitled to vote and present virtually or represented by proxy. If you ABSTAIN from voting on Proposal 2, the abstention will have the same effect as an AGAINST vote.

Q:    How does our Board of Directors recommend that I vote?

A:    Our Board of Directors recommends that you vote:

1.    FOR the election of the three director nominees named in this proxy statement; and

2.    FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 28, 2023.

Q:    What is the effect of a broker non-vote?

A:    Brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the

Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive instructions from the beneficial owner regarding how to vote on a particular proposal and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present virtually at the Annual Meeting but will not be counted for purposes of determining the number of votes present virtually or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum or the outcome of voting on Proposal 1. Because brokers may exercise discretion to vote on Proposal 2, we do not anticipate any broker non-votes with regard to this proposal. If you hold shares in street name and do not vote on Proposal 1, your shares will not be voted in respect of Proposal 1 and will be counted as broker non-votes.

Q:    Can I access these proxy materials on the Internet?

A:    Yes. The Notice of Annual Meeting, Proxy Statement, and 2021 Annual Report to Stockholders (including the Annual Report on Form 10-K for the year ended January 29, 2022) are available for viewing, printing, and downloading at www.astproxyportal.com/ast/JJill. They are also available under the Investor Relations—Financial Information—SEC Filings section of our website at www.jjill.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.astproxyportal.com/ast/JJill at least until the conclusion of the Annual Meeting.

Q:    How may I vote my shares electronically at the Annual Meeting?

A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote electronically at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares electronically at the Annual Meeting unless you obtain a “legal proxy” from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please contact your broker, nominee or trustee if you wish to obtain such a “legal proxy.”

Q:    How can I vote my shares without attending the Annual Meeting?

A:    If your shares are held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by following the instructions provided in the Notice of Internet Availability; or

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By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

The Internet voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet must be completed by 11:59 PM Eastern on June 1, 2022. Of course, as described in the immediately preceding question and answer, you can always attend the Annual Meeting and vote your shares electronically. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

Q:    How can I change my vote after submitting it?

A:    If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

•

Filing a written notice of revocation bearing a later date than the proxy with our Legal Department at 4 Batterymarch Park, Quincy, Massachusetts 02169 at or before the taking of the vote at the Annual Meeting;

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Duly executing a later-dated proxy relating to the same shares and delivering it to our Legal Department at 4 Batterymarch Park, Quincy, Massachusetts 02169 at or before the taking of the vote at the Annual Meeting;

•	Attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

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If you voted via the Internet, voting again by the same means prior to 11:59 PM Eastern on June 1, 2022 (your latest Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote electronically at the Annual Meeting if you obtain a legal proxy from them.

Q:    Is TowerBrook entitled to designate any director nominees for election to our Board of Directors?

A:    Under the Stockholders Agreement, dated as of March 14, 2017 (the “Stockholders Agreement”), TI IV JJill Holdings, LP (“TI IV”), an affiliate of TowerBrook Capital Partners L.P. (“TowerBrook”), based on its beneficial ownership of 52.7% of our outstanding common stock as of April 5, 2022, has the right to designate as nominees (the “TowerBrook Nominees”) a majority of director nominees for election to our Board of Directors. Towerbrook’s beneficial ownership percentage of our common stock, taking into account Towerbrook’s warrants exercisable for shares of our common stock, is 64.2%.

Q:    Where can I find the voting results of the Annual Meeting?

A:    We will announce the preliminary voting results at the Annual Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:    For how long can I access the proxy materials on the Internet?

A:    The Notice of Annual Meeting, Proxy Statement, 2020 Annual Report to Stockholders, and Annual Report on Form 10-K for the fiscal year ended January 29, 2022 will remain posted on this website until the conclusion of the Annual Meeting, and also are and will remain available, free of charge, in PDF and HTML format under the Investor Relations—Financial Information—SEC Filings section of our website at www.jjill.com.

Q:    What are the implications of being an “emerging growth company”?

A:    We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (a) January 29, 2023; (b) the last day of the fiscal year in which we have more than $1.07 billion in annual gross revenue; (c) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year; or (d) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will vote to elect the three nominees named in this proxy statement as the Class II directors. The Class II directors elected at the Annual Meeting will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Our Board of Directors has nominated Michael Eck, Shelley Milano and Michael Recht to serve as Class II directors for a term expiring at the 2025 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified. The persons named as proxies will vote to elect Michael Eck, Shelley Milano and Michael Recht unless a stockholder indicates that his or her shares should be withheld with respect to the three nominees.

In the event that the nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. The nominee is currently serving as a director and we do not expect that the nominee will be unavailable or will decline to serve.

If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of the director. Therefore, it is important that you vote.

In connection with our initial public offering in March 2017 (our “IPO”), we entered into the Stockholders Agreement with TI IV, an affiliate of TowerBrook, which provides that TI IV, for so long as TI IV beneficially owns at least 50% of our common stock, is entitled to designate for nomination a majority of our Board of Directors. When TI IV beneficially owns less than 50% of our common stock but owns at least 10% of our common stock, TI IV is entitled to designate for nomination a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person. When TI IV owns less than 10% of our common stock but owns at least 5% of our common stock, TI IV is entitled to designate for nomination the greater of (i) a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person, and (ii) one director.

Our Board of Directors recommends that you vote FOR each of the nominees for our Board of Directors in this Proposal 1.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement. There is no family relationship between any director or executive officer of the Company. The business address for the nominee for matters regarding the Company is 4 Batterymarch Park, Quincy, Massachusetts 02169. Marka Hansen and Travis Nelson served on our board of directors until June 3, 2021.

Name	Age	Position(s) with J.Jill, Inc.	Director Since
Claire Spofford	60	Chief Executive Officer, President and Director	February 2021
Mark Webb	50	Executive Vice President, Chief Financial Officer and Chief Operating Officer	N/A
Kyle Polischuk	51	Senior Vice President, Chief Human Resources Officer	N/A
Michael Rahamim	69	Chairman of the Board of Directors	February 2017
Michael Eck	59	Director	February 2017
Jyothi Rao	53	Director	July 2021
Shelley Milano	65	Director	June 2019
Michael Recht	42	Director	February 2017
Andrew Rolfe	55	Director	February 2017
James Scully	57	Director	August 2017

Set forth below is a brief biography of each of our directors and executive officers.

Directors

Class II Directors

The term of the following three Class II directors will expire at the 2022 Annual Meeting. Michael Eck, Shelley Milano and Michael Recht are the nominees for election at the 2022 Annual Meeting, for a term that will expire at the 2025 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified.

Michael Eck has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on our Board of Directors of our former parent company since November 2016. Mr. Eck was the Global Head of the Consumer and Retail Investment Banking Group at Morgan Stanley from 2008 until his retirement in 2014. Prior to that, Mr. Eck worked at Citigroup from 1993 to 2008, where he was the Global Head of the Consumer and Retail Banking Group, and at Credit Suisse First Boston from 1987 to 1993. In January 2016, Mr. Eck joined M. Klein and Company, a global strategic advisory firm, as a Senior Advisor. From December 1, 2017 to December 31, 2018, Mr. Eck served as the Interim Chief Executive Officer of The Johnson Controls Hall of Fame Village, a company developing a multi-use destination attraction and media platform in association with the Pro Football Hall of Fame. From February 2020 to October 2020, Mr. Eck was a member of the Board of Directors of Churchill Capital Corp III, a Special Purpose Acquisition Company listed on the NYSE under the symbol “CCXX.” From 2015 to April 2018 he served as an independent Board member and Chairman of the Audit Committee of Blue Buffalo Pet Products, Inc., a publicly-held leading natural pet food company, until Blue Buffalo Pet Products, Inc. was acquired by General Mills Inc. in April 2018. Mr. Eck is also the co-founder and board member of Steer for Student Athletes. In addition, he previously served as a Board member of USA Ultimate and as a member of the Senior Advisory Board of Shopkick. Mr. Eck received his MIM from Northwestern University and his B.S. in Business from the McIntire School of Commerce at the University of Virginia. He was selected to serve on our Board of Directors because of his extensive knowledge of corporate strategy, corporate financing and accounting, capital investment and operations and the consumer sector.

Shelley Milano has served as a director of J.Jill since June 2020. From 2015 to 2020, Ms. Milano was with L Brands, owner of the Victoria’s Secret, PINK and Bath & Body Works brands, where the most recent role she held prior to her departure was Executive Vice President and Chief Human Resources Officer. In this role, she was responsible for advancing enterprise talent and development initiatives to enable growth of the business and L Brands associates. Prior to being named Chief Human Resources Officer, she served as the company’s Senior Vice President and General Counsel for three years. Before joining L Brands in 2015, Ms. Milano was Senior Vice President, General Counsel and Secretary at Eddie Bauer, Inc.; Executive Vice President and General Counsel at Starbucks Corporation; and Vice President and General Counsel at Honda of America Mfg., Inc. Ms. Milano has served as a director of Urban Hardwoods and Bartell Drugs. She received her J.D. degree from Berkeley Law and her B.A. degree in Accountancy from Adrian College. Ms. Milano was selected to serve on our Board of Directors because of her expertise in the areas of Human Resources, her legal knowledge and her prior experience in the retail industry.

Michael Recht has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on our Board of Directors of our former parent company since May 2015. Mr. Recht is a Managing Director at TowerBrook, our principal stockholder, where he has worked since August 2013. From August 2010 to August 2013, Mr. Recht was a Senior Associate with the Retail & Consumer team at Apax Partners LLP (“Apax”). Prior to joining Apax, Mr. Recht was an Associate at Thoma Cressey Bravo where he focused on investments in the consumer products and services sector. Prior to that, Mr. Recht was a member of the Technology & Defense teams at CIBC World Markets. He currently serves as a manager at KeHe Distributors Holdings, LLC, where he serves on the Nominating and Corporate Governance and Audit Committees, . He received his M.B.A. from the Kellogg School of Management at Northwestern University and his B.A. from Williams College. Mr. Recht was selected to serve on our Board of Directors because of his broad finance experience, particularly in the retail and consumer products industry.

Class III Directors

The term of the following three Class III directors will expire at the 2023 Annual Meeting.

Claire Spofford was appointed as Chief Executive Officer and President in February 2021 and has served as a director of J.Jill since her appointment. Prior to joining J.Jill, Ms. Spofford was the President of Cornerstone Brands from December 2017 to October 2020. In that role, she oversaw a portfolio of four interactive, aspirational, home and apparel lifestyle brands: Ballard Designs, Frontgate, Garnet Hill and Grandin Road. She led the team there in evolving the brands into profitable, digitally-driven omnichannel businesses. Before being promoted into this role, from 2014 to October 2020, Ms. Spofford was the President of Garnet Hill. Prior to that, Ms. Spofford was Senior Vice President and Chief Marketing Officer of J.Jill and held numerous leadership roles at Orchard Brands, including Interim President and Chief Executive Officer, Group President for Premium Brands and President of Appleseed’s. Before joining Orchard Brands, she served as Vice President, Global Marketing of Timberland. Ms. Spofford currently serves on the Board of Directors of Reclaim Childhood, and she previously served on the Boards of White Flower Farm and Project Adventure, Inc. Ms. Spofford received her M.B.A. from Babson College and her B.A. from the University of Vermont. Ms. Spofford was elected to serve on our Board of Directors because of her extensive experience in leadership positions in the retail industry.

Michael Rahamim has served as Chairman of the Board of Directors of J.Jill since our conversion to a corporation in February 2017 and served as Chairman of the Board of Directors of our former parent company since May 2015. From January 2011 through January 2014, Mr. Rahamim served as the Executive Chairman of Phase Eight (Fashion & Designs) Limited (“Phase Eight”), a portfolio company of TowerBrook, our principal stockholder, and remained Chairman of the Board until January 2015, when Phase Eight was sold. Mr. Rahamim has over 20 years of experience in the fashion retail industry. In 1992, Mr. Rahamim developed the UK franchise of Kookai S.A., a French high fashion business, and introduced the Sandro and Maje French high fashion brands to the UK. Mr. Rahamim has previously worked in soft commodities and financial futures and was one of the founding seat holders on the London International Financial Futures Exchange. He qualified as a Chartered Accountant in 1977. Mr. Rahimim currently serves as a director of Kaporal Jeans and has served as a director of Whistles Limited from March 2009 until April 2016. He is also a member of the Senior Advisory Board of TowerBrook. Mr. Rahamim was selected to serve on our Board of Directors because of his extensive understanding of the International fashion retail industry through his experience in leadership positions and his investments with other retailers.

Andrew Rolfe has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on the Board of Directors of our former parent company since May 2015. From 2006 until February 2021, Mr. Rolfe was a managing director at TowerBrook, where he served as a member of its Investment and Management Committees and chaired the firm’s Portfolio Committee. He remains associated with TowerBrook as a member of its Senior Advisory Board, a limited partner and the firm’s Vice-Chair. Prior to joining TowerBrook, Mr. Rolfe served as President of The Gap Inc.’s International Division from November 2003 until February 2006, where he also served as a member of the Executive Leadership Team. Mr. Rolfe has also held roles as the Chairman and Chief Executive Officer of Pret A Manger (Europe) Ltd and the Chief Executive Officer of Booker Foodservice. He previously served as a director of True Religion Apparel, Inc. and Wilton Industries, Inc.. He currently serves as a director of Kaporal Jeans and as a manager of KeHe Distributors Holdings, LLC. Mr. Rolfe has previously served as a director of Beverages & More, Inc. Mr. Rolfe received his M.B.A. from Harvard Business School and his B.A. from Oxford University. He was selected to serve on our Board of Directors because of his extensive experience in leadership positions in the retail industry.

Class I Directors

The term of the following two Class I directors will expire at the 2024 Annual Meeting of Stockholders.

James Scully has served as a director of J.Jill since August 2017 and served as Interim Chief Executive Officer from December 2019 to February 2021. Mr. Scully currently serves as the Interim Chief Growth Officer for the Neiman Marcus Group, an Operating Partner of Archimedes Advisors and as President of Elm Street Advisors LLC, a retail and consumer advisory business he co-founded in 2018. Previously, Mr. Scully served as Avon Products, Inc.’s Executive Vice President and Chief Operating Officer from 2016 to 2017 and as Executive Vice President and Chief Operating Officer from 2016 to 2017 and as Executive Vice President and Chief Financial Officer from 2015 to 2016. Prior to his role at Avon, Mr. Scully served as the Chief Operating Officer of the J.Crew Group, Inc., a specialty apparel and accessories retailer, as well as J.Crew’s Executive Vice President and Chief Financial Officer from 2005 to 2012 and Chief Administrative Officer from 2008 to 2013. Prior to joining J.Crew in 2005, Mr. Scully held several key roles at Saks Incorporated from 1997 from 2005. Mr. Scully also serves as Chairman of the Board of Specialty Building Products, Inc., is on the Board of Advisors for Faherty Brands, and previously served on the Board of BH Cosmetics. Mr. Scully received his B.A. from Siena College and served in the U.S. Army Reserves from 1987 to 1999. Mr. Scully was selected to serve on our Board of Directors because of his extensive experience in leadership positions in the retail industry.

Jyothi Rao has served as a director of J.Jill since July 2021. Ms. Rao serves as the CEO of Intermix since May 2021 and has previously served as its President from 2014 to 2021. Ms. Rao has served on the Board of Directors of Intermix, and as a Board Advisor for Bubble Beauty since 2020. Ms. Rao received her B.B.A. in Business and Marketing from the University of Texas at Austin. Ms. Rao was selected to serve on our Board of Directors because of her experience in women’s fashion retail, with expertise in the U.S. women’s customer segment, brand-building, merchandising and digital.

Required Vote

The three Class II director nominees receiving the highest number of affirmative votes of our common stock represented virtually or by proxy at the meeting and entitled to vote at the Annual Meeting. In accordance with

Delaware law, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors, except as noted above. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

Executive Officers

Claire Spofford was appointed Chief Executive Officer and President of J.Jill in February 2021. See Ms. Spofford’s biography above under the heading “Class III Directors.”

Mark Webb has served as J.Jill’s Executive Vice President, Chief Financial Officer since May 2019, and as Chief Operating Officer since July 2021. Before joining J.Jill, Mr. Webb served as Senior Vice President, Chief Financial Planning & Analysis and Treasury Officer at Hudson’s Bay Company since January 2018. He previously served as Senior Vice President, Chief Financial Officer, Gap Brand and Intermix, at Gap, Inc. from February 2013 to April 2017. Mr. Webb received his BSBA in Accounting and Finance from the University of Arizona.

Kyle Polischuk joined J.Jill as Senior Vice President, Chief Human Resources Officer in March 2021. Prior to joining J.Jill, Ms. Polischuk was Chief People Officer of MOO, an online design and printing company, from October 2018 until February 2021. Ms. Polischuk also served as Vice President of Human Resources at Hearts on Fire from September 2016 until October 2018. From January 2010 until February 2016, Ms. Polischuk served as Vice President of Human Resources at Talbots. Ms. Polischuk brings with her a strong track record of building business-focused people initiatives to increase employee engagement and results. Ms. Polischuk earned her M. Ed. From Boston University and her Bachelor of Arts in Art History from Emmanuel College.

CORPORATE GOVERNANCE MATTERS

Information about our Board

In accordance with our certificate of incorporation and our by-laws, a majority of our Board of Directors may fix the number of directors, which is currently set at eight. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. At any meeting of our Board of Directors, the presence in person (or virtually) of a majority of the total number of directors then in office will constitute a quorum for all purposes. Pursuant to the Stockholders Agreement, TI IV currently has the ability to designate as nominees five directors.

Director Independence

We are a “controlled company” for the purposes of the NYSE’s rules and corporate governance standards because more than 50% of the voting power of our common stock is owned by TI IV. As a “controlled company,” we may elect not to comply with certain NYSE corporate governance requirements, including those that would otherwise require our Board of Directors to have a majority of independent directors and require that we either establish Compensation and Nominating, Governance and Corporate Responsibility Committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to our Board of Directors by the independent members of our Board of Directors.

Our Board of Directors has determined that Michael Eck, Shelley Milano, Michael Rahamim, Jyothi Rao and James Scully are “independent directors,” as defined by the applicable NYSE rules.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become our director or executive officer.

Selection of Nominees for our Board of Directors

The Nominating, Governance and Corporate Responsibility Committee of our Board of Directors has the responsibility of identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors. The committee also recommends to our Board of Directors for approval director nominees, consistent with our director qualification criteria and any obligations under our contractual arrangements, including the Stockholders Agreement.

With respect to director nominee procedures, the Nominating, Governance and Corporate Responsibility Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders, or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating, Governance and Corporate Responsibility Committee considers the qualifications set forth in our corporate governance guidelines, including the highest personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of our business or financial affairs, strategic planning, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our Board of Directors. The Nominating, Governance and Corporate Responsibility Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Nominating, Governance and Corporate Responsibility Committee seeks to recommend to our Board of Directors those nominees whose specific qualities, experience and expertise will augment our current Board of Directors’ composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board of Directors duties; (2) comply with the duties and responsibilities set forth in our corporate governance guidelines and in our by-laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in our jurisdiction of incorporation; and (4) adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein.

The Nominating, Governance and Corporate Responsibility Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in our by-laws. Each notice of nomination submitted in this manner must contain the information specified in our by-laws, including, but not limited to, information with respect to the beneficial ownership of our common stock or derivative securities that have a value associated with our common stock held by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (1) the 90th day prior to the annual meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the annual meeting of stockholders, either by mail or other public disclosure. See our by-laws for additional information regarding stockholder nominees.

Information Regarding Meetings of our Board and Committees

During fiscal year 2021, our Board of Directors held 12 meetings, and its three permanent committees, the Audit Committee, Compensation Committee (as defined below), and Nominating, Governance and Corporate Responsibility Committee, collectively held 14 meetings.

All of our directors attended at least 75% of the aggregate of all meetings of our Board of Directors and the committees on which he or she served during 2021. Under our corporate governance guidelines, a copy of which is available in the Investors—Corporate Governance—Governance Documents section of our website at www.jjill.com, members of our Board of Directors are expected to participate in the Annual Meeting.

Board Committees

Committees of our Board of Directors

In March 2017, our Board of Directors adopted written charters for each of its permanent committees, all of which are available in the Investors—Corporate Governance—Governance Documents section of our website at www.jjill.com. Pursuant to the Stockholders Agreement, TI IV has the right to designate the members of the committees of our Board of Directors in proportion to the number of director nominees TI IV is entitled to designate to our Board of Directors. The following table provides membership information of our directors in each committee of our Board of Directors as of April 15, 2022.

	Audit Committee	Compensation Committee	Nominating, Governance and Corporate Responsibility Committee
Claire Spofford	—	—	—
Michael Rahamim		—
Michael Eck		—	—
Shelley Milano	—
Jyothi Rao(1)	—	—
Michael Recht	—		—
Andrew Rolfe	—
James Scully			—

= Member

(1)	Ms. Rao was appointed to our Nominating, Governance and Corporate Responsibility Committee on March 9, 2022.

Audit Committee

Our Audit Committee consists of Michael Eck, Michael Rahamim and James Scully. Travis Nelson served on the Audit Committee until June 3, 2021. Our Board of Directors has determined that Mr. Eck qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has determined that Mr. Eck, Mr. Rahamim and Mr. Scully are independent within the meaning of the NYSE listing rules and meet the additional test for independence for Audit Committee members imposed by SEC regulation and the NYSE listing rules. As of the date of this Proxy Statement, our Audit Committee is fully independent and is in compliance with the applicable SEC and NYSE rules and regulations.

Our Audit Committee met five times during our 2021 fiscal year. Our Audit Committee assists our Board of Directors in monitoring the audit of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and systems of internal controls, our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also reviews and approves related party transactions as required by the applicable NYSE rules.

Compensation Committee

Our Compensation Committee consists of Shelley Milano, Michael Recht, Andrew Rolfe and James Scully. Marka Hansen served on the Compensation Committee until June 3, 2021. Because we are a controlled company under the NYSE listing rules, our Compensation Committee is not required to be fully independent. Our Compensation Committee met five times during our 2021 fiscal year. Our Compensation Committee is responsible for reviewing and recommending policies relating to the compensation and benefits of our directors and employees, including our Chief Executive Officer and other executive officers.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee may form and delegate authority to subcommittees where appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirement of our Corporate Governance Guidelines and the NYSE listing rules, subject to any applicable controlled company or other exemption.

The Compensation Committee has engaged the services of Pearl Meyer & Partners LLC (“Pearl Meyer”) as its outside independent compensation consultant. Pearl Meyer provides general executive compensation consulting services to the Compensation Committee and advises it on a range of executive and director compensation matters including plan design, competitive market assessments, trends, best practices and technical and regulatory developments. Pearl Meyer provides services to the Compensation Committee related only to executive and director compensation, and provides no other services to the Compensation Committee or the Company.

In accordance with the Compensation Committee’s charter, our Chief Executive Officer may not be present during voting or deliberations of the Committee regarding his or her compensation and the Committee reserves the right to request any executive officer present during voting or deliberations of the Committee regarding such executive officer’s compensation to recuse himself or herself.

Nominating, Governance and Corporate Responsibility Committee

Our Nominating, Governance and Corporate Responsibility Committee consists of Shelley Milano, Michael Rahamim and Andrew Rolfe. Marka Hansen and Travis Nelson served on the Nominating, Governance and Responsibility Committee until June 3, 2021. Ms. Rao was appointed to our Nominating, Governance and Corporate Responsibility Committee on March 9, 2022. Because we are a controlled company under the NYSE listing rules, our Nominating, Governance and Corporate Responsibility Committee is not required to be fully independent. Our Nominating, Governance and Corporate Responsibility Committee met four times during our 2021 fiscal year. Our Nominating, Governance and Corporate Responsibility Committee is responsible for selecting or recommending that our Board of Directors select candidates for election to our Board of Directors, developing and recommending to our Board of Directors corporate governance guidelines that are applicable to us and overseeing Board of Directors and management evaluations. Our Nominating, Governance and Corporate Responsibility Committee is also responsible for reviewing and providing guidance to us on corporate responsibility and sustainability issues.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Corporate Governance Guidelines provide that the roles of the Chairman of the Board of Directors and Chief Executive Officer may be combined or separated. Our Board of Directors believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman and therefore believes that a permanent policy on whether the Chairman of the Board of Directors and the Chief Executive Officer positions should be separated or combined is not appropriate.

As of the date hereof, Ms. Spofford serves as our Chief Executive Officer and President and Mr. Rahamim serves as our Chairman of the Board of Directors. Our Board of Directors believes that this leadership structure, separating the Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows Ms. Spofford to focus on the operational leadership and strategic direction of the Company. At the same time, Mr. Rahamim can focus on leadership of the Board of Directors, including calling and presiding over meetings of our Board of Directors and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer and serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer.

Our Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of our risks. The Audit Committee regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to its employee compensation plans and arrangements, and the Audit Committee oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Executive Sessions of our Board of Directors

In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, the non-management members of our Board of Directors meet in regularly scheduled executive sessions at least quarterly without management directors or any other members of the Company’s management present. In addition, the independent members of our Board of Directors meet in a regularly scheduled executive session at least annually. Our Chairman of our Board of Directors, Michael Rahamim, presides at all regularly scheduled executive sessions.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee in fiscal year 2021 was, at any time during fiscal year 2021 or at any other time, an officer or employee of the Company. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or compensation committee of any entity, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our compensation committee.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose any future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at www.jjill.com. The Code of Conduct and Ethics is available on our website under Governance Documents in the Investor Relations—Corporate Governance section of our website at www.jjill.com.

Communications with our Board of Directors from Stockholders or Other Interested Parties

Any stockholder or other interested party may contact our Board of Directors as a group, our independent directors as a group, or any individual director by sending written correspondence to them in care of our Legal Department at our principal executive offices at 4 Batterymarch Park, Quincy, Massachusetts 02169. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Legal Department screen this correspondence, but we may change this policy if directed by our Board of Directors due to the nature or volume of the correspondence.

DIRECTOR COMPENSATION

Non-employee members of our Board of Directors, (other than Andrew Rolfe and Michael Recht), are compensated for a full year of service as follows; directors who serve less than a full year are entitled to a pro-rated portion of the applicable compensation.

Board Position	Annual Cash Retainer ($)	Annual Equity Award Value ($)
Chairman of the Board of Directors	80,000	100,000
Board Member (other than the Chairman of the Board of Directors)	50,000	100,000
Audit Committee Chair	20,000	n/a
Other Committee Chair	10,000	n/a
Audit Committee Member	7,500	n/a
Other Committee Member	5,000	n/a

Members of our Board of Directors also receive reimbursement of expenses for travel to the Board of Directors and meetings of all committees of our Board of Directors.

Director Compensation Table

The following table sets forth the total compensation paid to each of our non-employee directors (other than Andrew Rolfe and Michael Recht) for the fiscal year ended January 29, 2022.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)
Michael Rahamim	92,500	144,518	237,018
Marka Hansen(4)	22,263	—	22,263
Michael Eck	70,000	144,518	214,518
Travis Nelson(5)	21,250	—	21,250
Shelley Milano	164,476	—	164,476
James Scully	60,025	144,518	204,543
Jyothi Rao	27,750	50,874	78,624

(1)	Andrew Rolfe and Michael Recht, each of whom was an employee or partner of TowerBrook as of January 29, 2022, did not receive any compensation in respect of their services to our Board of Directors.
(2)

Amounts set forth in the Fees Earned or Paid in Cash column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees and committee and/or chairmanship fees.

(3)

Amounts set forth in the Stock Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In fiscal year 2021, Messrs. Rahamim, Eck and Scully each received a grant of 6,423 Restricted Stock Units (“RSUs”) on June 15, 2021 and Ms. Rao received a grant of 2,472 on July 12, 2021.

(4)	Marka Hansen served on our board of directors until June 3, 2021.
(5)	Travis Nelson served on our board of directors until June 3, 2021. Fees for Travis Nelson in fiscal year 2021 were paid to Eclipse Investors, LLC.

The following table provides information about the outstanding equity awards held by members of our Board of Directors as of January 29, 2022.

Name(1)	Number of Restricted Stock Units or Restricted Shares that Have Not Vested(2) ($)
Michael Rahamim	6,423
Michael Eck	6,423
James Scully	6,423
Shelley Milano	—
Jyothi Rao	2,472

(1)	Andrew Rolfe and Michael Recht, each of whom was an employee or partner of TowerBrook as of January 29, 2022, do not directly hold any equity awards, whether in the form of restricted shares or RSUs.
(2)	The award number of RSUs outstanding reflects the 6,423 RSUs granted to each of Messrs. Rahamim, Eck and Scully on June 15, 2021 and 2,472 RSUs granted to Ms. Rao on July 12, 2021.

Other Director Arrangements

On December 21, 2021, TI IV and Mr. Rahamim entered into an agreement, pursuant to which upon certain liquidity events and subject to his continued service as Chairman of the Board, Mr. Rahamim is eligible to receive an exit fee from TI IV equal to a percentage of the total equity value realized in connection with such liquidity event above a certain threshold, up to $1.0 million.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth information regarding the compensation paid to, awarded to, or earned by our Chief Executive Officer, our former Interim Chief Executive Officer, our Executive Vice President, Chief Financial & Operating Officer, and our Senior Vice President, Chief Human Resources Officer for services rendered in all capacities during the fiscal years ended January 30, 2021 and January 29, 2022.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Claire Spofford(6)

Chief Executive Officer	2021	865,385	1,600,000	2,424,443	1,955,769	90,525	6,936,122

James Scully(7)	2021	50,769	—	144,518	—	83,102	278,389

Former Interim Chief Executive Officer	2020	1,055,769	1,500,000	10,372	—	25,000	2,591,141

Mark Webb	2021	641,827	255,000	763,920	1,003,558	2,495	2,666,800

Executive Vice President, Chief Financial Officer	2020	556,731	765,000	18,669	—	147,622	1,488,022

Kyle Polischuk(8)

Senior Vice President, Chief Human Resources Officer	2021	322,616	20,000	277,840	330,854	2,354	953,663

(1)

Amounts set forth in the Salary column reflect the amount actually paid to each named executive for fiscal years 2020 and 2021 and includes the effect of any mid-year adjustments to their base salaries, if applicable. As of the end of fiscal year 2021, the annual base salary rates for Ms. Spofford, Mr. Webb and Ms. Polischuk were $900,000, $675,000 and $360,000, respectively.

(2)

Amounts shown in the Bonus column for fiscal year 2021 represent the following: Ms. Spofford’s sign on bonus ($1,600,000), the final payment on Mr. Webb’s retention bonus ($255,000), and Ms. Polischuk’s sign on bonus ($20,000). Amounts shown in the Bonus column for fiscal year 2020 represent the following: Mr. Scully’s portion of his 2020 annual bonus that was not based on performance ($900,000) and transition bonus ($600,000) and Mr. Webb’s retention bonus ($765,000).

(3)

Represents the aggregate grant date fair value of RSUs granted during the year in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Stock Compensation (disregarding any forfeiture assumptions). These amounts do not correspond to the actual value that may be realized by our NEOs for these awards. The NEOs were granted awards during fiscal year 2021 as follows: Ms. Spofford was granted 300,000 RSUs on February 15, 2021 and 43,353 RSUs on June 15, 2021; Mr. Scully was granted 6,423 RSUs on June 15, 2021; Mr. Webb was granted 20,232 RSUs on June 15, 2021 and 15,000 on July 12, 2021; Kyle Polischuk was granted 7,804 RSUs on June 15, 2021 and 25,000 on March 10, 2021. The NEOs were granted awards during fiscal year 2020 as follows: Mr. Scully and Mr. Webb 19,570 and 35,226, respectively, on March 16, 2020. See Note 15 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Significant Estimates-Equity-based Compensation” included in our Annual Report on Form 10-K for the assumptions made in determining these values.

(4)

Amount shown in the Non-Equity Incentive Plan column include the actual fiscal year 2021 Annual Incentive Plan payouts of $1,730,769 for Ms. Spofford, $898,558 for Mr. Webb, and $290,354 for Ms. Polischuk, as well as the Long-Term Cash Incentive Plan awards that were earned based on calendar year 2021 performance of $225,000 for Ms. Spofford, $105,000 for Mr. Webb, and $40,500 for Ms. Polischuk.

The Company’s Annual Incentive Plan for fiscal year 2021 was measured based on the Company’s adjusted EBITDA. Threshold and target adjusted EBITDA performance goals were established along with their corresponding payout opportunities. To the extent that actual adjusted EBITDA exceeds the target performance goal, the payout for fiscal year 2021 is capped at a payout multiplier of 2.0x. The annual target bonus (as a percentage of base salary) for each of Ms. Spofford, Mr. Webb and Ms. Polischuk under the Company’s Annual Incentive Plan for fiscal year 2021 was 100%,

70% and 45%, respectively. The following table outlines the adjusted EBITDA performance objectives and the payout multiplier for fiscal year 2021:

	Below Threshold	Threshold	Above Threshold but Below Target	Target	Above Target	Well Above Target
Adjusted EBITDA	< $41.9 million	$41.9 million	>$41.9 million, but < $58.7 million	$58.7 million	> $58.7 million but < $66.7 million	> $66.7 million

Payout Multiplier / Bonus Pool Increment	No payout	.25x	$0.19 added to the bonus pool for every $1.00 of adjusted EBITDA generated	1.0x	$0.24 added to the bonus pool for every $1.00 of adjusted EBITDA generated	$0.24 added to the bonus pool for every $1.00 of adjusted EBITDA generated

In fiscal year 2021, the Company achieved an adjusted EBITDA of $91.8 million.

The Long-Term Cash Incentive Plan for fiscal year 2021 provided for a cash incentive to be earned in fiscal year 2021 based on the Company’s adjusted EBITDA, with vesting 50% on April 15, 2022 and 50% on April 15, 2023. The EBITDA target for the plan was $47.9 million, and the adjusted EBITDA achieved was $91.8 million.

(5)

Amounts shown in the All Other Compensation column for fiscal year 2021 represent the following: For Mr. Scully, Board of Directors fees ($60,025) and accrued vacation payout at termination ($23,077); for Ms. Spofford, housing stipend ($90,000) and reimbursement for business use of mobile device ($525), for Mr. Webb, 401(k)-matching contributions ($2,495) for Ms. Polischuk, 401(k)-matching contribution ($2,354). Mr. Webb’s all Other Compensation column for fiscal year 2020 was reduced by $3,155 to reflect the forfeiture of matching contributions.

(6)	Claire Spofford was appointed as our President and Chief Executive Officer effective February 15. 2021.

(7)	Mr. Scully’s term as our Interim Chief Executive Officer ended effective February 15, 2021, but he continues to serve as a director on our Board of Directors.

(8)	Ms. Polischuk’s employment with the Company commenced on March 10, 2021.

Employment Agreements

We have entered into employment agreements or offer letters with each of our named executive officers. In addition to customary terms and provisions, the employment agreements and offer letters set forth the annual base salary, target bonus percentage, equity grants, terms of severance and eligibility for employee benefits.

Employment Agreement with Claire Spofford, Our President and Chief Executive Officer

We are party to an employment agreement, which became effective on February 15, 2021, with Ms. Spofford to serve as President and Chief Executive Officer, replacing James Scully who had served as our Interim Chief Executive Officer until such time. The employment agreement provides that Ms. Spofford will report to the Board of Directors.

Ms. Spofford’s employment agreement provides for the following compensation: (i) an annual base salary of $900,000; (ii) eligibility to receive an annual bonus with a target of 100% of Ms. Spofford’s base salary; (iii) a one-time sign-on bonus of $1,600,000, payable following her start date; (iv) a housing stipend in the amount of $90,000 per year for the first three years of Ms. Spofford’s employment; (v) reimbursement for expenses reasonably incurred in connection with an annual physical with a provider of Ms. Spofford’s choice, and up to $25,000 of professional fees incurred in connection with income tax planning and return preparation per year; and (vi) reimbursement of up to $30,000 in legal and consulting fees related to the negotiation of her employment agreement and related arrangements. In addition, the Company also agreed to grant a sign-on equity award to Ms. Spofford on her start date consisting of 1,500,000 restricted stock units (subject to applicable adjustment for any stock split). The sign-on equity award will vest in equal installments on each of the first four anniversaries of the date of grant. The sign-on bonus is subject to repayment of the after-tax portion in the event

Ms. Spofford’s employment is terminated by the Company for “cause” or Ms. Spofford resigns without “good reason” (as such terms are defined in the employment agreement) during the first year of employment. The sign-on equity award may be cancelled if Ms. Spofford engages in activity that would give the Company grounds to terminate her employment for cause and, to the extent required by applicable law, the rules of any securities exchange on which the Company’s stock is listed or a written policy adopted by the Company, is subject to clawback, forfeiture or similar requirements.

Offer Letter Agreement with James Scully, Our Former Interim President and Chief Executive Officer

We entered into an offer letter, which became effective on December 4, 2019, as amended March 4, 2020, June 2, 2020, September 3, 2020 and December 4, 2020 with Mr. Scully, which provided that he would serve as Interim President and Chief Executive Officer effective on December 5, 2019 until the earlier of the date that a permanent Chief Executive Officer commences employment and February 15, 2021 (the “Initial Term”), and thereafter could be extended on a month-to-month basis. Pursuant to his offer letter agreement, Mr. Scully was entitled to the following compensation: (i) monthly cash compensation of $100,000; (ii) a sign-on bonus of $100,000; (iii) up to $20,000 per month in travel and other agreed-upon expenses, (iv) an annual bonus for fiscal year 2020 with a target bonus of $1.2 million (prorated for any partial year of service beginning on March 4, 2020); provided, that the actual amount of Mr. Scully’s annual bonus in respect of the Company’s 2020 fiscal year could not be less than $900,000); (v) a transition bonus of $600,000; and (vi) reimbursement of up to $10,000 for the initial offer letter and $7,500 for each amendment in legal fees related to the negotiation of the offer letter or amendment and related arrangements.

On February 15, 2021, Mr. Scully’s service terminated pursuant to the terms of his offer letter. Mr. Scully continues to serve as a member of the Board of Directors.

Offer Letter Agreement with Mark Webb, Our Chief Financial & Operating Officer

We are party to an offer letter, which became effective on April 12, 2019, with Mr. Webb, to serve as Executive Vice President, Chief Financial Officer. Pursuant to the terms of the offer letter Mr Webb is entitled to the following compensation (i) an annual base salary of $600,000; (ii) a one-time sign-on bonus of $100,000; and (iii) eligibility to receive an annual bonus with a target of 70% of Mr. Webb’s base salary and up to 200% of his target bonus for exceptional performance. In addition, the Company also agreed to grant a sign-on equity award in the form of restricted stock units to Mr. Webb on his start date with a grant date fair market value of $700,000, which vest in equal installments on each of the first four anniversaries of the date of grant. Mr. Webb also received a guaranteed Annual Incentive Plan payment of $319,846, which represented his prorated bonus for fiscal 2019 at the target of 70%.

Mr. Webb’s offer letter includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post-employment prohibition on solicitation of employees, agents, or contract workers with whom Mr. Webb had material business contact during the course of his employment.

Mr. Webb is also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.”

Mr. Webb’s offer letter was amended on July 12, 2021 to appoint Mr. Webb as Executive Vice President, Chief Financial and Operating Officer with an annual base salary of $675,000.

Offer Letter Agreement with Kyle Polischuk, Our Chief Human Resources Officer

We are party to an offer letter, which became effective on January 26, 2021, with Ms. Polischuk, to serve as Senior Vice President, Chief Human Resources Officer. Pursuant to the terms of the offer letter Ms. Polischuk is entitled to the following compensation (i) an annual base salary of $360,000; (ii) a one-time sign-on bonus of $20,000; and (iii) eligibility to receive an annual bonus with a target of 45% of Ms. Polischuk’s base salary and up to 200% of her target bonus for exceptional performance. In addition, the Company also agreed to grant a sign-on equity award in the form of 25,000 restricted stock units to Ms. Polischuk on her start date, which vest in equal installments on each of the first four anniversaries of the date of grant.

Ms. Polischuk’s offer letter includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post-employment prohibition on solicitation of employees, agents, or contract workers with whom Ms. Polischuk had material business contact during the course of his employment.

Ms. Polischuk is also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding equity awards held by our named executive officers as of January 29, 2022.

Name	Number of Shares that have not Vested (#)		Market Value of Restricted Shares or Units of Stock that Have Not Vested(1) ($)
Claire Spofford	300,000	(2)	4,485,000
	43,353	(3)	648,127
James Scully	6,423	(4)	96,024
Mark Webb	12,867	(5)	192,362
	20,000	(6)	299,000
	5,284	(7)	78,996
	20,232	(3)	302,468
	15,000	(8)	224,250
Kyle Polischuk	7,804	(3)	116,670
	25,000	(9)	373,750

(1)	The market value of the restricted shares and RSUs shown above is based on the $14.95 closing market price of our common stock on January 28, 2022.
(2)	This award of RSUs vests 25% on each of the first four anniversaries of February 15, 2021.
(3)	This award of RSUs vests 25% on each of the first four anniversaries of June 15, 2021.
(4)	This award of RSUs will vest on June 15, 2022 and is included in the table of outstanding equity awards held by members of the Board of Directors.
(5)	This award of RSUs vests 25% on each of the first four anniversaries of May 1, 2019.
(6)	This award of RSUs vests 25% on each of the first four anniversaries of December 12, 2019.
(7)	This award of RSUs vests 25% on each of the first four anniversaries of March 16, 2020.
(8)	This award of RSUs vests 25% on each of the first four anniversaries of July 12, 2021.
(9)	This award of RSUs vests 25% on each of the first four anniversaries of March 25, 2021.

Retirement Benefits

We sponsor a 401(k) plan, which is a qualified retirement plan offered to all eligible employees, including our named executive officers, and which permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. Pursuant to the terms of the 401(k) plan, we provided a company match of 50% of a named executive’s contributions to the plan in 2021 and 2020, up to a maximum of 6% of such executive’s eligible annual compensation in 2020 and up to 4% of such executive’s eligible annual compensation, to an annual maximum of $3,000, in 2021. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

Claire Spofford

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s employment agreement with Ms. Spofford provides that, upon a termination of employment by the Company without “cause” or a resignation Ms. Spofford for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her employment agreement, Ms. Spofford would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•

if such termination occurs (i) on or prior to January 31, 2022, 24 months of base salary and medical and dental continuation or (ii) if such termination occurs after January 31, 2022, 12 months of base salary and medical and dental continuation;

•

if the termination occurs during (i) the period beginning on February 15, 2021 and ending on January 31, 2022, a full-year bonus for the year of termination equal to 100% of Ms. Spofford’s annual base salary immediately prior to such termination or (ii) if the termination occurs after January 31, 2022, a pro-rated bonus for the year of termination based on actual performance (with any personal non-financial performance goals deemed achieved at 100%); and

•	accelerated vesting of a prorated portion of the restricted stock units scheduled to vest on the next vesting date following such termination.

If such a qualifying termination of employment occurs at any time following a “Change in Control” of the Company (as such term is defined in the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan) as a result of which the Company or its successor does not have any stock trading on a nationally recognized securities exchange, Ms. Spofford will be entitled to, in addition to accrued benefits, (i) an amount equal to the sum of two times her (x) then-current annual base salary and (y) target annual bonus, payable over 12 months following such termination of employment and (ii) 24 months (or, if later, the period from Ms. Spofford’s termination through the completion of the employment term) of medical and dental continuation. Ms. Spofford’s award agreement will provide that if Ms. Spofford’s employment is terminated by the Company without “cause” (and other than due to her death or disability) or by her due to a resignation for “good reason” within 12 months following a “Change in Control,” any unvested portion of her sign-on equity award will vest in full.

Mark Webb

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s offer letter with Mr. Webb provides that, upon a termination of employment by us without “cause” or a resignation by Mr. Webb for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in his offer letter, Mr. Webb would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated;

•	base salary continuation for a period of 12 months following the date of termination; and

•

medical and dental coverage continuation for 12 months following the date of termination with the costs of the premiums shared in the same proportion as before the termination of such executive’s employment (unless such coverage is otherwise obtained through a new employer).

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Pursuant to the terms of the RSU award agreement, if such termination occurs within 12 months following a change in control, he is entitled to full acceleration of his outstanding RSUs.

Termination without “Good Reason” and/or Death/Disability. Mr. Webb’s offer letter provides that, upon termination of employment due to death or disability or resignation without “good reason,” Mr. Webb will be entitled to accrued base salary, any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated and benefits through the date of termination.

All other terminations of employment: Mr. Webb’s offer letter provides that, upon any other termination of employment, Mr. Webb will be entitled only to accrued base salary and benefits through the date of termination.

Kyle Polischuk

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s offer letter with Ms. Polischuk provides that, upon a termination of employment by us without “cause” or a resignation by Ms. Polischuk for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in his offer letter, Ms. Polischuk would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated;

•	base salary continuation for a period of 12 months following the date of termination; and

•

medical and dental coverage continuation for 12 months following the date of termination with the costs of the premiums shared in the same proportion as before the termination of such executive’s employment (unless such coverage is otherwise obtained through a new employer).

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Pursuant to the terms of the RSU award agreement, if such termination occurs within 12 months following a change in control, he is entitled to full acceleration of his outstanding RSUs.

Termination without “Good Reason” and/or Death/Disability. Ms. Polischuk’s offer letter provides that, upon termination of employment due to death or disability or resignation without “good reason,” Ms. Polischuk will be entitled to accrued base salary, any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated and benefits through the date of termination.

All other terminations of employment: Ms. Polischuk’s offer letter provides that, upon any other termination of employment, Ms. Polischuk will be entitled only to accrued base salary and benefits through the date of termination

Definitions of “Cause” and “Good Reason” and “Change in Control”

Ms. Spofford’s employment agreement defined “cause” generally as such executive’s (i) willful breach of the restrictive covenants in her employment agreement; (ii) willful failure to follow a lawful directive of the board; (iii) willful misconduct or gross negligence in the performance or nonperformance of any of her duties or responsibilities; (iv) dishonesty or fraud with respect to the business or affairs of the Company or its affiliates; (v) conviction of or plea of no contest to any misdemeanor involving theft, fraud, dishonesty, or act of moral turpitude or any felony that in either case results, or would reasonably be expected to result, in material harm to the business or reputation of the Company; or (vi) use of alcohol or drugs in a manner that materially interferes with the performance of performance of the executive’s duties.

Mr. Webb’s and Ms. Polischuk’s offer letters defined “cause” generally as such executive’s (i) breach of any material provisions of the employment agreement or offer letter; (ii) failure to follow a lawful directive of the executive’s reporting officer; (iii) negligence in the performance or nonperformance of any of the executive’s duties or responsibilities; (iv) dishonesty, fraud, or willful misconduct with respect to our business or affairs; (v) conviction of or plea of no contest to any misdemeanor involving theft, fraud, dishonesty, or act of moral turpitude or to any felony; or (vi) use of alcohol or drugs in a manner that materially interferes with the performance of the executive’s duties.

Ms. Spofford’s employment agreement defines defined “good reason” generally as : (i) a material diminution in executive’s duties or responsibilities; (ii) (A) executive shall not be the senior most executive officer of Company, (B) executive shall not report directly to the board or (C) any officer of the Company shall not report, directly or through officers reporting to Executive (provided that the board may appoint a chairperson who is designated as an officer of the Company and the Company may establish independent reporting relationships between officers such as the Chief Financial Officer, Chief Compliance Officer or Chief Legal Officers and the board or committees of the board responsible for oversight of substantive areas of the Company reporting or compliance obligations); (iii) a reduction in executive’s title below the title of Chief Executive Officer or President; (iv) a material reduction in executive’s base salary, other than an across the board reduction to base salary for all senior executives of the Company of no more than 20% (provided that all such across the board reductions hall not, when aggregated, exceed 20% of executive’s base salary as of the date of the first such reduction); (v) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the employment agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) the relocation of executive’s principal work location outside of the Quincy, Massachusetts, area without executive’s consent; or (vii) any other material breach of the employment agreement by the Company.

Mr. Webb’s and Ms. Polischuk’s offer letter defined “good reason” generally as (i) a reduction in such executive’s title below the level of Executive Vice President or Senior Vice President, as applicable; (ii) a material reduction in the executive’s base salary; or (iii) a relocation of their principal work location outside of the Quincy, Massachusetts area.

A change in control, as defined in the 2017 Plan and the employment and equity arrangements, generally means (i) the acquisition by any person of beneficial ownership of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, TI IV and its permitted transferees or any of their respective affiliates or by any employee benefit plan sponsored by the Company or any of its affiliates, (ii) a change in the composition of our Board of Directors such that members of our Board of Directors during any consecutive 12- month period cease to constitute a majority of our Board of Directors, (iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company, unless immediately following such transaction.

Estimated Payments Upon Termination of Employment or Change in Control

The description below shows the severance payments and benefits that each named executive officer would, if applicable, have received had his or her employment been terminated, (1) due to his or her resignation without “good reason” or (2) by us without “cause” or pursuant to a resignation with “good reason,” whether prior to or following a “change in control.” The amounts are calculated as if the date of termination and, as applicable, the change in control, occurred on January 29, 2022.

Claire Spofford

•

Termination without “Cause” and/or “Good Reason” Resignation: $2,746,863, which represents the sum of (x) $1,800,000, which represents an amount equal to two times her annual base salary, (y) $900,000, which represents her target annual bonus, (z) $46,863 in continued medical and dental coverage for a period of 24 months following the date of termination.

•

Qualifying Termination in connection with a “Change in Control: $7,879,990, which represents the sum of (x) $2,700,000 an amount equal to the sum of two times her annual base salary plus her target annual bonus, (y) $46,863 in continued medical and dental coverage for a period of 24 months following the date of termination and $5,133,127 in respect of the acceleration of her then-unvested RSUs.

Mark Webb

•

Termination without “Cause” and/or “Good Reason” Resignation: $698,431, which represents the sum of (x) $675,000 in base salary continuation for a period of 12 months following the date of termination and (y) $23,431 in continued medical and dental coverage for a period of 12 months following the date of termination. In the event that such termination were to occur within 12 months following a change in control, Mr. Webb would be entitled to an additional $1,097,076 in respect of the acceleration of his then-unvested RSUs.

Kyle Polischuk

•

Termination without “Cause” and/or “Good Reason” Resignation: $382,594, which represents the sum of (x) $360,000 in base salary continuation for a period of 12 months following the date of termination and (y) $22,594 in continued medical and dental coverage for a period of 12 months following the date of termination. In the event that such termination were to occur within 12 months following a change in control, Ms. Polischuk would be entitled to an additional $490,420 in respect of the acceleration of her then-unvested RSUs.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, including our Audit Committee, has selected Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 28, 2023, and recommends that our stockholders vote to ratify this appointment. If our stockholders ratify this appointment, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If our stockholders do not ratify this appointment, our Audit Committee may reconsider, but might not change, its appointment.

Grant Thornton has audited our financial statements since 2021, and PricewaterhouseCoopers LLP (“PwC”) audited our annual financial statements or those of our predecessor, J.Jill Intermediate LLC, since 2009. Representatives of Grant Thornton are expected to be virtually present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Summary of Fees

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories – audit, audit-related, tax services or, to the extent permitted by law, other services-that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. All fees incurred subsequent to our IPO were pre-approved by the Audit Committee.

The following table summarizes the aggregate fees billed for professional services rendered by PwC to us for the fiscal year ended January 30, 2021 and by Grant Thornton to us for the fiscal year ended January 29, 2022. A description of these various fees and services follows the table.

Name	Fiscal 2020	Fiscal 2021
Audit Fees	$1,943,152	$614,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,943,152	$614,250

Audit Fees

The aggregate fees billed to us by PwC in fiscal year 2020 and by Grant Thornton in fiscal year 2021 reflected as audit fees above consist of fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K and the review of our quarterly consolidated financial statements included in our quarterly reports on Form 10-Q.

Vote Required

Based on this evaluation, our Board of Directors is requesting that our stockholders ratify Grant Thornton’s appointment for the 2022 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor but are doing so as a matter of good governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 28, 2023.

AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended January 29, 2022, (2) discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board, and (3) received the written disclosures and the letter from PwC concerning applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, which is filed with the SEC.

Our Board of Directors has determined that Michael Eck, Michael Rahamim and James Scully are independent within the meaning of the NYSE listing rules and meet the additional requirements for independence for Audit Committee members imposed by Rule 10A-3 under the Exchange Act (collectively, the “Audit Committee Independence Requirements”). As a result, our Audit Committee is composed entirely of directors who are independent within the meaning of the NYSE listing rules and meet the Audit Committee Independence Requirements. Our Board of Directors has determined that Mr. Eck qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available under Governance Documents in the Investor Relations — Corporate Governance section of our website at www.jjill.com.

Grand Thornton is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not our employees, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist our Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to our Board, it has relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, Grand Thornton, included in its report on our consolidated financial statements.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Michael Eck

Michael Rahamim

James Scully

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 5, 2022 unless otherwise noted below for the following:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage of ownership is based on 10,083,969 shares of common stock outstanding as of April 5, 2022.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o J.Jill, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169.

5% Stockholders	Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Entities affiliated with TowerBrook[1]	8,545,539		64.2%
Royce & Associates, LP2	542,809		5.38%
Named Executive Officers and Directors
Claire Spofford[3]	67,440	*
Michael Rahamim[4]	377,248		3.65%
Mark Webb[5]	46,109	*
Michael Eck[6]	31,264	*
Marka Hansen[7]	36,306	*
Shelley Milano	—		—
Travis Nelson[8]	49,740	*
Kyle Polischuk[9]	6,399	*
Jyothi Rao	—	*
Michael Recht	—		—
Andrew Rolfe	—		—
James Scully[10]	75,881	*
All directors and executive officers as a group	690,327		6.68%

*	Represents beneficial ownership of less than 1% of shares outstanding.

1

The shares are held directly by TI IV JJill Holdings, LP. The general partner of TI IV JJill Holdings, LP is TI IV JJ GP, LLC. The sole member of TI IV JJ GP, LLC is TowerBrook Investors IV (Onshore), L.P. The general partner of TowerBrook Investors IV (Onshore), L.P. is TowerBrook Investors GP IV, L.P., and its ultimate general partner is TowerBrook Investors, Ltd. The natural persons that have voting or investment power over shares of common stock beneficially owned by TowerBrook Investors GP IV, L.P. and TowerBrook Investors, Ltd. are Neal Moszkowski and Ramez Sousou. The address of each of the entities and natural persons identified in this footnote is c/o TowerBrook Capital Partners L.P., 65 East 55th Street, 19th Floor, New York, New York 10022. Includes 3,224,095 shares of common stock issuable upon exercise of warrants.

2

The shares are held beneficially by one or more registered investment companies or other managed accounts that are investment management clients of Royce & Associates, LP (“RALP”), an indirect majority owned subsidiary of Franklin Resources, Inc.(“FRI”). Pursuant to a sub-advisory agreement between RALP and FRI, which these securities are subject to, RALP has sole investment discretion or voting power over the securities held in the investment advisory accounts, FRI treats RALP as having sole investment discretion or voting authority. The address of RALP is 745 Fifth Avenue, New York, New York 10151.

3	Includes 10,839 shares subject to vesting within 60 days of April 15, 2022.

4

Includes 31,258 shares directly held by Mr. Rahamim’s spouse and 248,007 shares of common stock issuable upon exercise of warrants. Includes 6,423 shares subject to vesting within 60 days of April 15, 2022.

5	Includes 11,492 shares subject to vesting within 60 days of April 15, 2022.

6	Includes 6,423 shares subject to vesting within 60 days of April 15, 2022.

7	Ms. Hansen was our Director until June 3, 2021.

8	Mr. Nelson was our Director until June 3, 2021. Of the shares shown, 20,000 shares of common stock are directly held by Eclipse Investors LLC, of which Mr. Nelson is the sole member.

9	Includes 1,951 shares subject to vesting within 60 days of April 15, 2022.

10	Includes 6,423 shares subject to vesting within 60 days of April 15, 2022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year, all of our executive officers, directors, and to our knowledge, 10% stockholders complied with the filing requirements of Section 16(a) of the Exchange Act, except that a Form 4 of Mr. Rahamim filed on September 17, 2021, reporting purchase of an aggregate 5,000 shares of our common stock by his wife was filed late due to administrative oversight.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since beginning of 2021 fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the sections entitled “Executive Compensation” and “Director Compensation.”

Indemnification arrangements for our named executive officers and directors are described below under “—Indemnification Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for the implementation and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Compensation Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the policy, only our Audit Committee will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that our Audit Committee will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Stockholders Agreement

In connection with our IPO, on March 14, 2017 we entered into a Stockholders Agreement with TI IV, which, as further described below, contains certain rights for TI IV.

Consent Rights

For so long as TI IV beneficially owns at least 50% of our common stock, TI IV will have prior approval rights over the following transactions:

•	Any increase or decrease in the size of our Board of Directors;

•

Any incurrence of indebtedness (other than (i) debt existing as of the date of the Stockholders Agreement or refinancing thereof, (ii) capital leases approved by our Board of Directors and (iii) intercompany debt) in excess of $10.0 million;

•

Any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of equity securities (including preferred stock) other than issuances (i) pursuant to an equity compensation plan, (ii) by a subsidiary to us or another wholly owned subsidiary or (iii) upon conversion of convertible securities or exercise of options or warrants outstanding as of the date of the Stockholders Agreement or issued in compliance with the Stockholders Agreement;

•

Any redemption or repurchase of our equity securities, other than (i) from any director, officer, independent contractor or employee in connection with the termination of the employment or services of such director, officer or employee as contemplated by the applicable equity compensation plan or award agreement or (ii) pursuant to an offer made pro rata to all stockholders party to the Stockholders’ Agreement;

•	Any material acquisition of the assets or equity interests of any other entity in any single transaction or series of related transactions;

•	Any fundamental changes to the nature of our business that involve the entry into any new line of business;

•	The adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by us or our subsidiaries or any amendment of such plan;

•	Any amendment, restatement or modification of our certificate of incorporation or by-laws;

•

Any payment or declaration of any dividend or other distribution on any of our equity securities or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than dividends required to be made pursuant to the terms of any outstanding preferred stock;

•	Appointment or removal of the chairperson of our Board of Directors;

•	The consummation of a change of control or entry into any contract or agreement the effect of which would be a change of control; and

•

Our or any of our subsidiaries’ entry into any voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party.

The effect of the Stockholders Agreement will be that TI IV may maintain control over our significant corporate transactions even if it holds less than a majority of our common stock.

Composition of our Board of Directors

The Stockholders Agreement also provides TI IV with certain rights with respect to the designation of directors to serve on our Board of Directors. As set forth in the Stockholder’s Agreement, for so long as TI IV beneficially owns at least 50% of our common stock, it is entitled to designate for nomination a majority of our Board of Directors. When TI IV beneficially owns less than 50% of our common stock but owns at least 10% of our common stock, TI IV is entitled to designate for nomination a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person. When TI IV owns less than 10% of our common stock but owns at least 5% of our common stock, TI IV is entitled to designate for nomination the greater of (i) a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person, and (ii) one director.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement on March 14, 2017 that provides TI IV an unlimited number of “demand” registrations and customary “piggyback” registration rights, and provides certain members of our management with customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act of 1933, as amended.

Services Agreement

We are party to a services agreement with TowerBrook, pursuant to which TowerBrook has performed and will perform management support advisory services, planning and finance services for us. Under the services agreement, we agreed to pay and reimburse reasonable out of pocket expenses to TowerBrook for conducting these advisory services. In fiscal year 2021, we reimbursed TowerBrook $2,350.20 in relation to these services.

Indemnification Agreements

We have entered into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.

These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Subordinated Facility

On September 30, 2020, in connection with our out-of-court restructuring, we entered into the subordinated facility, with a group of lenders that includes TI IV and Mr. Rahamim (the “Subordinated Facility” and the lenders thereunder, the “Subordinated Lenders”). The Subordinated Facility provides for a secured term loan facility in an aggregate principal amount equal to $15.0 million with an additional incremental capacity subject to certain customary conditions and its proceeds have been used for general corporate purposes.

In accordance with the Subordinated Facility, the Company issued penny warrants to the Subordinated Lenders, which, upon exercise, would grant the Subordinated Lenders 3,720,109 shares (after giving effect to the 5-for-1 reverse stock split) of common stock of the Company.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2022 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on March 5, 2022 unless the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or after June 3, 2022 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2022 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 3, 2022 and the close of business on March 5, 2022 for the 2022 Annual Meeting of Stockholders. In the event that the 2022 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 3, 2022, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2022 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2022 Annual Meeting of Stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2022 Annual Meeting of Stockholders, either by mail or other public disclosure.

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2022 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on March 4, 2023 unless the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after June 2, 2023 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2023 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 2, 2023 and the close of business on March 4, 2023 for the 2023 Annual Meeting of Stockholders. In the event that the 2023 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 2, 2023, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2023 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2023 Annual Meeting of Stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2023 Annual Meeting of Stockholders, either by mail or other public disclosure.

All proposals should be sent to our principal executive offices at J.Jill, Inc., Attn: Legal Department, 4 Batterymarch Park, Quincy, Massachusetts 02169.

We advise you to review our by-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to the Legal Department at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Legal Department by mailing a request to Attn: Legal Department, 4 Batterymarch Park, Quincy, Massachusetts 02169. Upon written or oral request to the Legal Department, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy statements may request to receive a single Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended January 29, 2022 as filed with the SEC is accessible free of charge on our website at www.jjill.com under Investor Relations—Financial Information—SEC Filings. The Annual Report on Form 10-K contains our audited consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), of members’ equity and of cash flows as of January 29, 2022 and January 30, 2021 and the results of their operations and cash flows for the years ended January 29, 2022, January 30, 2021 and February 1, 2020. You can request a copy of our Annual Report on Form 10-K free of charge by sending a written request to J.Jill, Inc., Attn: Legal Department, 4 Batterymarch Park, Quincy, Massachusetts 02169. Please include your contact information with the request.

OTHER MATTERS

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 15, 2022

ANNUAL MEETING OF STOCKHOLDERS OF J.JILL, INC. June 2, 2022 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/JJill Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330000000000001000 8 060222 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect three directors NOMINEES: FOR ALL NOMINEES Michael Eck Shelley Milano Michael Recht WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending January 28, 2023. FOR AGAINST ABSTAIN The Board of Directors recommends that you vote FOR the election of the director nominees listed in Proposal 1 and FOR Proposal 2. The shares represented by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted FOR the director nominees listed in Proposal 1 and FOR Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. If you vote your proxy by Internet, you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF J.JILL, INC. June 2, 2022 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/298043967 (password: jjill2022) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/JJill Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20330000000000001000 8 060222 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect three directors NOMINEES: Michael Eck Shelley Milano Michael Recht FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending January 28, 2023. FOR AGAINST ABSTAIN The Board of Directors recommends that you vote FOR the election of the director nominees listed in Proposal 1 and FOR Proposal 2. The shares represented by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted FOR the director nominees listed in Proposal 1 and FOR Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. If you vote your proxy by Internet, you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 J.JILL, INC. ANNUAL MEETING OF STOCKHOLDERS – JUNE 2, 2022 This proxy is solicited by the Board of Directors for use at the J.Jill, Inc. virtual Annual Meeting of Stockholders on June 2, 2022 or any postponement(s) or adjournment(s) thereof. The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 15, 2022, receipt of which is acknowledged hereby, does hereby appoint Michael Rahamim and Mark Webb, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution and revocation, for and in the name of the undersigned, to vote and act at the J.Jill, Inc. virtual Annual Meeting of Stockholders and at any postponement(s) or adjournment(s) thereof, with respect to all of the shares of common stock of the undersigned, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers which the undersigned would possess if personally present and acting as set forth on the reverse. The Annual Meeting will be held via live webcast only. The Annual Meeting is to be held on Thursday, June 2, 2022 at 8:00 AM EDT, to be held online at https://web.lumiagm.com/298043967. These proxies are authorized to vote and act in their discretion upon any other business that may properly come before the virtual Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof. This proxy when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted as the Board of Directors recommends to the extent permitted by Delaware law. (Continued and to be signed on the reverse side.) 1.1 14475